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                                                                    EXHIBIT 99.3


              CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR

         Pursuant to Rule 438 promulgated under the Securities Act of 1933, I,
J. Brendan Ryan, hereby consent to be named as a person about to become a director of The Interpublic Group of Companies, Inc. in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of March 18, 2001, between True North Communications Inc. and The Interpublic Group of Companies, Inc., in the Registration Statement on Form S-4 to be filed by The Interpublic Group of Companies, Inc. in connection with the merger, and any amendments thereto and to the filing of this consent as an exhibit to the Registration Statement.



                                                       /s/ J. Brendan Ryan
                                                       ------------------------
                                                       J. Brendan Ryan

Dated: April 19, 2001